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                                                                    Exhibit 3.52


                            CERTIFICATE OF FORMATION

                                       OF

                         NEW-U PICTURES DEVELOPMENT LLC

         This Certificate of Formation of New-U Pictures Development LLC (the "LLC") dated February 4, is being duly executed and filed by Brian C. Mulligan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

FIRST:   The name of the LLC formed hereby is:

                         New-U Pictures Development LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

                         1209 Orange Street
                         New Castle County
                         Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                         The Corporation Trust Company
                         1209 Orange Street
                         New Castle County
                         Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   By:  /s/ Brian C. Mulligan
                                        ________________________________________
                                        Brian C. Mulligan, an Authorized Person
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                            CERTIFICATE OF AMENDMENT
                                       OF
                         NEW-U PICTURES DEVELOPMENT LLC


1. The name of the limited liability company is New-U Pictures Development LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

    Article I is hereby amended and restated to read in its entirety as follows:

                  FIRST:   The name of the limited liability company is:

                            Studios USA Pictures Development LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of New-U Pictures Development LLC this 9th day of April, 1998.


                                   By:  /s/ Melissa Leffler
                                        ___________________
                                        Melissa Leffler
                                        Manager